Exhibit 10.3

CIML, LLC

2012 PROFITS INTEREST PLAN

RESTRICTED UNIT AWARD AGREEMENT

THIS RESTRICTED UNIT AWARD AGREEMENT (the “Agreement”) is made and entered into as July 26, 2012 (the “Award Date”), by and between CIML, LLC (the “Company”), a Delaware limited liability company, and Douglas Alexander (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the CIML, LLC 2012 Profits Interest Plan (the “Plan”);

WHEREAS, the Administrator has authorized the grant to the Participant of Restricted Units under the Plan that equate to P Units of the Company (each an “Award Unit”), and the Company and the Participant wish to confirm herein the terms, conditions, and restrictions of the Award Units granted to the Participant; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1	AWARD OF UNITS

1.1 Award of Units. Subject to the terms, restrictions, limitations, and conditions stated herein and in the Plan, and for good and valuable consideration, the sufficiency of which is acknowledged, the Company hereby awards to the Participant 2,500,000 (two million five hundred thousand) Award Units. Each Award Unit issued to the Participant under this Agreement is intended to be treated as a profits interest for U.S. federal income tax purposes pursuant to Revenue Procedures 93-27 and 2001-43. However, notwithstanding any provisions of this Agreement or the Plan, the Company does not guarantee to the Participant that the Award Units will be treated as profits interests for tax purposes, and none of the Board, the Company or any Affiliate shall indemnify, defend or hold harmless the Participant with respect to the tax consequences if the Participant is not so treated. By execution of this Agreement, the Participant hereby accepts the Award Units subject to all terms and provisions of this Agreement of the Plan and the Company’s Second Amended and Restated Limited Liability Company Agreement, dated as of July 26, 2012 (as such may be amended from time to time, the “Operating Agreement”).

1.2 Section 83(b) Election and Tax Consequences. THE PARTICIPANT ACKNOWLEDGES THAT THE RECEIPT OF AWARD UNITS IS CONDITIONED UPON THE PARTICIPANT MAKING AN ELECTION UNDER SECTION 83(B) OF THE CODE (A “CODE SECTION 83(B) ELECTION”) WITH RESPECT TO THE AWARD UNITS. THE PARTICIPANT REPRESENTS THAT THE PARTICIPANT HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH, AND HAS FULLY CONSULTED WITH, THE PARTICIPANT’S OWN TAX CONSULTANTS REGARDING HIS CODE SECTION 83(B)

ELECTION, AND THE RESULTING IMPACT ON THE PARTICIPANT’S PERSONAL TAX SITUATION, PRIOR TO ENTERING INTO THIS AGREEMENT AND THAT THE PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. THE PARTICIPANT UNDERSTANDS THAT THE PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE PARTICIPANT’S RECEIPT AND DISPOSITION OF THE AWARD UNITS AND SHALL BE SUBJECT TO THE WITHHOLDING PROVISIONS OF SECTION 1.4 BELOW. THE PARTICIPANT UNDERSTANDS THAT THE PARTICIPANT IS ELECTING TO BE TAXED AT THE TIME THE AWARD UNITS ARE GRANTED RATHER THAN WHEN AND AS THE VESTING PERIOD EXPIRES BY FILING AN ELECTION UNDER CODE SECTION 83(B) WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS FROM THE AWARD DATE. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT A HERETO.

1.3 Vesting of Award Units. Reference is hereby made to that certain Executive Lease Agreement, dated as of the date hereof, by and among Channel Intelligence, Inc., the Company’s affiliate (“CI”), the Company, Internet Capital Group Operations, Inc., ICG Group, Inc. and the Participant (as such agreement may be amended from time to time, the “Lease Agreement”). Thirty-three and thirty-three one hundredths percent (33.33%) of the Award Units shall vest on March 1, 2013, provided that the Participant continuously provides the Services (as defined in the Lease Agreement) to CI from the Award Date through March 1, 2013 pursuant to the Lease Agreement. Eight and thirty-three one hundredths percent (8.33%) of the Awards Units shall vest on each of June 1, 2013, September 1, 2013, December 1, 2013 and March 1, 2014 to the extent that the Participant continuously provides the Services to CI pursuant to the Lease Agreement from the Award Date through the applicable vesting date. Eight and thirty-three one hundredths percent (8.33%) of the Awards Units shall vest on each of June 1, 2014, September 1, 2014, December 1, 2014 and March 1, 2015 to the extent that (a) the Participant continuously provides the Services to CI pursuant to the Lease Agreement from the Award Date through March 31, 2014 and (b) the Participant continuously provides the Services to CI pursuant to the Lease Agreement and/or serves on the Board of Directors of CI, in each case, from April 1, 2014 through the applicable vesting date.

If the above calculation of vested Award Units would result in a fraction, any fraction will be rounded to zero. The Award Units which have become vested pursuant to the vesting schedule set forth in this Section 1.3 are herein referred to as the “Vested Award Units” and all Award Units which are not Vested Award Units are herein referred to as the “Unvested Award Units.”

1.4 Withholding on Award Units. The Award Units issued pursuant to this Agreement are intended to qualify as profits interests with no current liquidating value. However, in the event that the Participant is required to recognize ordinary income with the acquisition of these Award Units, the Company may require the Participant to make sufficient payment to allow the Company to meet any withholding tax obligations that may be associated with such acquisition prior to the Company issuing any Award Units.

1.5 Distributions on Award Units. The Participant will be entitled to distributions on the Award Units in accordance with the Operating Agreement.

1.6 Investment Representations. The Participant hereby represents, warrants, covenants, and agrees with the Company as follows:

(a) The Award Units being acquired by the Participant will be acquired for the Participant's own account without the participation of any other person, with the intent of holding the Award Units for investment and without the intent of participating, directly or indirectly, in a distribution of the Award Units and not with a view to, or for resale in connection with, any distribution of the Award Units, nor is the Participant aware of the existence of any distribution of the Award Units;

(b) The Participant is not acquiring the Award Units based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Award Units but rather upon an independent examination and judgment as to the prospects of the Company;

(c) The Award Units were not offered to the Participant by means of publicly disseminated advertisements or sales literature, nor is the Participant aware of any offers made to other persons by such means;

(d) The Participant is able to bear the economic risks of the investment in the Award Units, including the risk of a complete loss of the Participant’s investment therein;

(e) The Participant understands and agrees that the Award Units will be issued and sold to the Participant without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933 (the “1933 Act”), provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

(f) The Award Units cannot be offered for sale, sold or transferred by the Participant other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

(g) The Company will be under no obligation to register the Award Units or to comply with any exemption available for sale of the Award Units without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Award Units;

(h) The Participant has and has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds, and other books and records. The Participant has examined such of these documents as the Participant has wished and is familiar with the business and affairs of the Company. The Participant realizes that the grant of the Award Units is a speculative investment and that any possible profit therefrom is uncertain;

(i) The Participant has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. The Participant has received all information and data with respect to the Company which the Participant has requested and which the Participant has deemed relevant in connection with the evaluation of the merits and risks of the Participant's investment in the Company;

(j) The Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of the grant of the Award Units hereunder and the Participant is able to bear the economic risk of such grant; and

(k) The agreements, representations, warranties, and covenants made by the Participant herein extend to and apply to all of the Award Units of the Company issued to the Participant pursuant to this Restricted Unit Award. Acceptance by the Participant of the certificate representing such Award Units shall constitute a confirmation by the Participant that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

2	RESTRICTIONS & FORFEITURE OF AWARD UNITS

2.1 Agreement to Join Operating Agreement. By the execution of this Agreement and the receipt of the Award Units subject to the terms and provisions hereof, the Participant (for the Participant and for any subsequent transferee of any or all of the Award Units) does hereby agree to be bound by, and subject to, all terms and provisions of the Company’s Operating Agreement.

2.2 Forfeiture upon Termination of Employment or Service. If the Participant ceases to provide the Services to CI pursuant to the Lease Agreement at any time prior to March 31, 2014, all Unvested Award Units shall be forfeited, effective upon the date of such cessation of Services. To the extent not previously forfeited pursuant to the immediately preceding sentence, if, at any time during the period between April 1, 2014 and March 1, 2015, Participant neither provides the Services to CI pursuant to the Lease Agreement or serves as a member of CI’s Board of Directors, all Unvested Award Units shall be forfeited, effective upon the date of such cessation of the applicable services. In the event that a Participant ceases to be employed by, or provide service to, the Company or an Affiliate on account of termination by the Company or any Affiliate for Cause (as defined below), all Unvested and Vested Award Units shall be forfeited, effective on the date of termination. For purposes of this Agreement, the term “Cause” shall mean a determination, by a vote of a majority of the members of the Board of Directors of ICG Group, Inc., that there exists any of the following grounds for termination of the Participant’s employment: (i) the Participant shall have been convicted of or pleads nolo contendere to a felony; (ii) the Participant intentionally and continually refuses to perform the reasonable and lawful directives of the Chief Executive Officer of ICG Group, Inc. (the “CEO”), which refusal has continued for at least thirty (30) days following receipt by the Participant of written notice from the CEO describing the specific nature of the failure; or (iii) the Participant breaches Section 15 of his April 18, 2007 Employment Agreement, as amended, with ICG Group, Inc. and Internet Capital Group Operations, Inc, which breach has continued for a least thirty (30) days following receipt by the Participant of written notice from the CEO describing the specific nature of the breach.

2.3 Restrictions on Transfer of Award Units. None of the Award Units may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by the Participant, or if the Award Units are held or owned of record by a transferee, by such transferee, except as expressly provided in the Operating Agreement.

2.4 Market-Stand-Off Agreement. The Participant agrees that, if requested by the Company and its underwriters, the Participant will enter into a lock-up or similar agreement not to sell or offer to sell any securities of the Company or any of its Affiliates during the 180-day period following the effective date of a registration statement of the Company any of its Affiliates filed under the 1933 Act.

3	GENERAL PROVISIONS

3.1 Liquidation Events. If a Liquidation Event or a Partial Liquidation Event occurs, all Unvested Award Units outstanding on the date of the Liquidation Event or Partial Liquidation Event shall become fully vested on the date of such Liquidation Event or Partial Liquidation Event, provided the Participant is employed by, or providing service to, the Company or any of its Affiliates on the date of the Liquidation Event and has not forfeited such Award Units prior to such date.

3.2 Grant Subject to Plan Provisions and Operating Agreement. This grant of Award Units is made pursuant to the Plan and the Operating Agreement, the terms of which are incorporated herein by reference, including, but not limited to, Section 7 of the Plan, and in all respects shall be interpreted in accordance with the Plan and the Operating Agreement.

3.3 Legends. If a certificate representing the Award Units is issued, each such certificate shall be endorsed with the following legend and the Participant shall not make any transfer of the Award Units without first complying with the restrictions on transfer described in such legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A RESTRICTED UNIT AWARD AGREEMENT DATED JULY 26, 2012, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

The Participant agrees that the Company may also endorse any other legends required by applicable federal or state securities laws. The Company need not register a transfer of the Award Units, and may also instruct its transfer agent, if any, not to register the transfer of the Award Units unless the conditions specified in the foregoing legends are satisfied.

3.4 Removal of Legend and Transfer Restrictions.

(a) Any legend endorsed on a certificate pursuant to Section 3.1 and the stop transfer instructions with respect to the Award Units shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Award Units are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available.

(b) The restrictions described in the second sentence of the legend set forth in Section 3.5 may be removed at such time as permitted by Rule 144 promulgated under the Securities Act.

3.5 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no Award Units shall be issued except, in the reasonable judgment of the Administrator, in compliance with exemptions under applicable state securities laws of the state in which the Participant resides, and/or any other applicable securities laws.

3.6 Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

3.7 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

3.8 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

3.9 Entire Agreement. Subject to the terms and conditions of the Plan, the Lease Agreement and the Operating Agreement, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

3.10 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Award Units or any portion thereof shall be a violation of the terms of this Agreement and shall be null, void and without effect ab initio.

3.11 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

3.12 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

3.13 No Employment Rights Created. Neither the establishment of the Plan nor the award of Award Units hereunder shall be construed as giving the Participant the right to continued employment or service with the Company or any Affiliate.

3.14 No Disclosure Duty. The Participant and the Company acknowledge and agree that the Company and its directors, managers, officers or employees shall have no duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Award Units.

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

COMPANY:

CIML, LLC:

By:	/s/ Rob Wight

Name:	Rob Wight
Title:	President and CEO

I hereby accept the Restricted Units described in this Agreement, and I agree to be bound by the terms of the Plan, this Agreement and the Operating Agreement. I hereby further agree that all of the decisions and determinations of the Board and the Administrator shall be final and binding.

PARTICIPANT

/s/ Douglas Alexander
Douglas Alexander

EXHIBIT A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned taxpayer (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property:

1. The name, taxpayer identification number, address of the undersigned Taxpayer, and the taxable year for which this election is being made are:

Taxpayer’s Name:	Douglas Alexander

Social Security Number:

Address:	700 Hazelhurst Avenue, Merion, PA 19066

Taxable Year:	Calendar Year 2012

2. The property which is subject to the election is made is: 2,500,000 P Units (the “Units”) of CIML, LLC (the “Company”), which are intended to constitute profits interests with respect to the Company.

3. The property was transferred to the undersigned on July 26, 2012.

4. The property is subject to the following restrictions:

5. The property will become vested as follows:

The property will become vested as follows if the Taxpayer remains continuously employed by, or providing service to, the Company or an affiliate:

— 1/3 on March 1, 2013; and

— 8.33% on each of June 1, 2013, September 1, 2013, December 1, 2013, March 1, 2014, June 1, 2014, September 1, 2014, December 1, 2014 and March 1, 2015.

The property is also subject to certain transferability and other restrictions, set forth in the Award Agreement between the Taxpayer and the Company.

6. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in section 1.83-(3)(h) of the Treasury Regulations) is:

$ /Unit x Units = $

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7. For the property transferred, the undersigned paid $          per Unit x              Units = $        .

8. The amount to include in gross income is $        .

The undersigned Taxpayer will file this election with the Internal Revenue Service office with which Taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated this day of , 2012

Signature:

Name of Taxpayer: Douglas Alexander

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